WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS


STATEMENT OF GENERAL PRINCIPLES

As investment adviser to individuals, employee benefit plans, trust accounts, charitable institutions, foundations, endowments, partnerships and investment companies (collectively, "Funds"), it is the policy of Westfield Capital Management Company, Inc. ("Westfield") that Portfolio Managers, Investment Personnel and Access Persons1 should (1) at all times place the interests of Funds first; (2) conduct all personal securities transactions in a manner that is consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that Westfield personnel should not take inappropriate advantage of their positions.


GOVERNING STANDARDS

This Code of Ethics shall be governed by Rule 17j-1 under the Investment Company Act of 1940 and the Investment Company Institute's Guidelines on Personal Investing.

Portfolio Managers, Investment Personnel or Access Persons shall not, in connection with the purchase or sale by such persons of a security "held or to be acquired" by any Fund:

          (1)  Employ a device, scheme or artifice to defraud the Fund;

          (2) Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          (4)  Engage in any manipulative practice with respect to the Fund.


A security is "held or to be acquired" by a Fund if within the most recent 15 days it (1) is or has been held by the Fund, or (2) is being or has been considered by the Fund, or by Westfield, for


------------------

         1 Portfolio Managers have the responsibility and authority to make decisions about Fund investments, while Investment Personnel include the analysts and traders who provide information and advice to a portfolio manager or who help execute the portfolio manager's decisions. Access Persons are (A) any directors, officers or employees of Westfield (1) who, in connection with their duties, make, participate in or obtain information regarding the purchase or sale of a security by a Fund, or (2) whose functions relate to the making of any recommendations with respect to such purchases and sales, or (3) who, in connection with their duties, obtain any information concerning securities recommendations being made by Westfield to a Fund, and (B) any natural person in a control relationship to Westfield or a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

purchase by the Fund. A purchase or sale includes, inter alia, the writing of an option to purchase or sell.


SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.       Initial Public Offerings

         Portfolio Managers and Investment Personnel are prohibited from acquiring any securities in an initial public offering.

2.       Private Placements

         Portfolio Managers and Investment Personnel shall, when purchasing securities in a private placement:

          a. Obtain the prior written approval of Karen DiGravio or, in her absence, Arthur J. Bauernfeind (such prior approval will be valid only on the day executed by Ms. DiGravio or Mr. Hazard and will take into account, among other factors, whether the investment opportunity should be reserved for an investment company and its shareholders, and whether the opportunity is being offered to an individual by virtue of his or her position with Westfield or connection with a Fund);

          b. When they are involved in any subsequent decision to invest in the issuer on behalf of a Fund, disclose their investment to Karen DiGravio or, in her absence, Arthur J. Bauernfeind and refer the decision to purchase securities of the issuer for the Fund to Karen DiGravio or, in her absence, Arthur J. Bauernfeind.

3.       Blackout Periods

          a.   Same Day

               Portfolio Managers, Investment Personnel and Access Persons are prohibited from executing a securities transaction on a day when a Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods must be disgorged to the Fund by the Portfolio Manager, Investment Personnel or Access Person.

          b.   Seven Day

               Portfolio Managers are prohibited from buying or selling a security within seven (7) calendar days before the Fund he or she manages trades in that security. Any profits realized on trades within the proscribed period must be disgorged by the Portfolio Manager to the Fund.

4.       Gifts

         Portfolio Managers and Investment Personnel are prohibited from receiving any gift or other thing of more than $100 in value from any person or entity that does business with or on behalf of a Fund.

5.       Service as a Director.

         Portfolio Managers and Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, without prior authorization from Westfield's Board of Directors and the Funds' Board of Directors.


PRECLEARANCE; BROKER CONFIRMATIONS AND STATEMENTS

1.       Preclearance

         Portfolio Managers, Investment Personnel and Access Persons are required to obtain written preclearance of all transactions in any securities other than shares of registered open-end investment companies in which the person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership2 ("Personal Securities") with Karen DiGravio or, in her absence, Arthur J. Bauernfeind or the day of such transaction.

2.       Records of Securities Transactions

         Portfolio Managers, Investment Personnel and Access Persons are required to direct their brokers to provide Karen DiGravio or, in her absence, Arthur J. Bauernfeind, on a timely basis, duplicate copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts maintained by or for such persons by such brokers.


COMPLIANCE PROCEDURES

In order to provide Westfield with information to enable it to determine with reasonable assurance whether the provisions of this Code of Ethics are being observed by Portfolio

---------------------------
         2 Beneficial ownership of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination shall apply to all securities that a person has or acquires. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contact, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially similar to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.

Managers, Investment Personnel and Access Persons:

          1. Karen DiGravio shall notify all Portfolio Managers, Investment Personnel and Access Persons of the reporting requirements of this Code of Ethics and shall deliver a copy of this Code to each person.

          2. All Portfolio Managers, Investment Personnel and Access Persons shall submit to Karen DiGravio, on an annual basis, an Annual Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with Karen DiGravio within thirty (30) calendar days after calendar year-end.

          3. All Portfolio Managers and Investment Personnel shall submit to Karen DiGravio, upon commencement of employment, and thereafter on an annual basis, personal securities holdings reports in the form prescribed in Exhibit B. The annual report shall be filed with Karen DiGravio within thirty (30) calendar days after calendar year-end.

          4. All Portfolio Managers, Investment Personnel and Access Persons shall submit to Karen DiGravio, on a quarterly basis, personal securities transactions reports. Each report shall include the name of the security, nature of the transaction, date of the transaction, quantity, price and broker-dealer through which the transaction was effected. Such quarterly reports shall be filed with Karen DiGravio within ten (10) calendar days after the end of each calendar quarter. Such reports need not include any transactions disclosed on confirmations or account statements previously furnished to Westfield by any broker, or any transactions in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) certificates of deposit; (4) commercial paper;
               (5) and shares of registered open-end investment companies. The requirements of this Section 4 may be satisfied by sending duplicate confirmations of such trades to Karen DiGravio.

          5. All Portfolio Managers, Investment Personnel and Access Persons shall submit to Karen DiGravio, or, in her absence, Arthur J. Bauernfeind, a request for preclearance in the form prescribed in Exhibit C for all proposed securities transactions requiring preclearance pursuant to the requirements of this Code of Ethics. All decisions regarding the preclearance of all securities transactions for Portfolio Managers, Investment Personnel and Access Persons shall be made by Karen DiGravio or, in her absence, Arthur J. Bauernfeind.

          6.   Karen DiGravio shall report to Westfield's Board of Directors:

               (a) at the next meeting following the deadline for receipt of annual reports of holdings or quarterly reports of securities transactions, the results of his review of such reports, and

               (b)  any apparent violation of the reporting requirements.

          7. Westfield's Board of Directors shall consider reports made to it and shall determine whether the policies established in this Code of Ethics have been violated, and what sanctions, if any, should be imposed. The Board shall review the operation of this Code of Ethics at least annually or as dictated by changes in applicable law or regulation.

          8. This Code of Ethics, a copy of each Personal Securities Holdings Report and each transactions report by the parties covered in the Code, any written report prepared by Karen DiGravio or, in her absence, Arthur J. Bauernfeind and lists of all persons required to make reports hereunder shall be preserved with Westfield for the period required by Rule 17j-1 under the Investment Company Act of 1940.

Adopted March 27, 1995; Revised September 15, 1995, April 1, 1997 and as of December 31, 1999.

                                                                       Exhibit A

                   WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS
                       ANNUAL CERTIFICATION OF COMPLIANCE


Underlined terms have the meaning assigned to them in Westfield Capital Management Company, Inc.'s Code of Ethics, as amended from time to time.

As a Portfolio Manager, Investment Personnel or Access Person I certify that I have read and understand the Code of Ethics. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all Personal Securities holdings and/or transactions required to be reported by the Code.



                                        Signature




                                        Print name



                                        Dated:

                                                                       Exhibit B

                   WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS
                       PERSONAL SECURITIES HOLDINGS REPORT
                     FOR THE CALENDAR YEAR ENDING 12/31/___

Underlined terms have the meaning assigned to them in Westfield Capital Management Company, Inc. Code of Ethics dated March 27, 1995.

To Karen DiGravio and/or Arthur J. Bauernfeind:

As Portfolio Manager or Investment Personnel, I am disclosing the following information regarding my Personal Securities holdings to comply with the Code of Ethics.

Check Box 1 or 2, as applicable.

1. o I certify that I have no Personal Securities holdings that require reporting for the year ending 12/31/____.


2. o I certify that the following Personal Securities holdings which require reporting by me are accurate and complete for the year ending / / .

                                                                                    Broker or Bank
  Date of              Nature of         Security           No. of Shares/            Utilized to
Transaction           Transaction          Name               Par Amount            Acquire Holding
-----------           -----------          ----               ----------            ---------------



                                            -------------------------
                                            Signature

                                            -------------------------
                                            Print Name


                                            Dated: __________________

                                                                       Exhibit C

                   WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS
                   PRECLEARANCE OF SECURITIES TRANSACTION FORM

PLEASE NOTE THAT THIS PRECLEARANCE IS VALID ONLY FOR THE DATE SET FORTH UNDER THE AUTHORIZATION BLOCK ON PAGE 3.


(1)      Name of employee requesting authorization:              ____________________________

(2)      If different from #1, name of the account where
         the trade will occur:                                   ____________________________

(3)      Relationship of (2) to (1):                             ____________________________

(4)      Name of the firm at which the account is held:          ____________________________

(5)      Name of Security:                                       ____________________________

(6)      Maximum number of shares or units to be purchased
         or sold or amount of bond:                              ____________________________

(7)      Check those that are applicable:

___Purchase ___Sale ___Market Order ___Limit Order (Price of Limit Order:____)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                                                COLUMN I       COLUMN II

(8)      Do you possess material nonpublic information regarding
         the security or the issuer of the security?1                           _____  Yes     _____  No


(9)      To your knowledge, are the securities or "equivalent
         securities" (i.e., securities issued by the same entity
         as the issuer of a security, and all derivative instruments, such as options and warrants) held by any investment
         companies or other accounts managed by Westfield Capital
         Management Company, Inc. (the "Company")                               _____  Yes     _____  No


(10)     To your knowledge, are there any outstanding purchase or
         sell orders for this security or any equivalent security by any Company client, including but not limited to any
         investment company managed by the Company?                             _____  Yes     _____  No


---------------------------
         1 Please note that employees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.


                                                                                COLUMN I       COLUMN II

(11)     To your knowledge, are the securities or equivalent
         securities being considered for purchase or sale by
         one or more investment companies or other accounts
         managed by the Company?                                                _____  Yes     _____  No

(12)     Are the securities being acquired in an initial
         public offering?2                                                      _____  Yes     _____  No

(13)     Are the securities being acquired in a private
         placement?3                                                            _____  Yes     _____  No

(14)     If you are a Portfolio Manager4, has any account
         you manage purchased or sold these securities or
         equivalent securities within the past seven calendar
         days or do you expect the account to purchase or sell
         these securities or equivalent securities within
         seven calendar days of your purchase or sale?                          _____  Yes     _____  No




---------------------------
         2 Please note that Portfolio Managers and Investment Personnel (as defined in the Company's Code of Ethics) are not permitted to acquire securities in an initial public offering for their own or related accounts.

         3 Please note that generally acquisitions of securities in a private placement are discouraged and may be denied.

         4 Please see your Compliance Officer if you are not sure whether or not you are a Portfolio Manager.

I have read Westfield Capital Management Company, Inc.'s Code of Ethics and Policy and Procedures Designed to Detect and Prevent Insider Trading within the prior 12 months and believe that the proposed trade fully complies with the requirements of each. I acknowledge that the authorization granted pursuant to this form is valid only on the date on which the authorization is granted (as set forth immediately below, the "Authorized by" signature block).



                                                 ------------------------------
                                                          Employee Signature


                                                 ------------------------------
                                                          Print Name


                                                 ------------------------------
                                                          Date Submitted



Authorized by:    _____________________

Date:             _____________________